Exhibit 10.7

Chrysler Canada Inc.

1 Riverside Drive West

Windsor, Ontario

N9A 4H6

July 8, 2009

Export Development Canada

151 O’Connor Street

Ottawa, Ontario K1A 1K3

RE: First Amendment to the Amended and Restated Loan Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Loan Agreement dated June 10, 2009 (the “Credit Agreement”) by and between Chrysler Canada Inc., as borrower (the “Borrower”), the Export Development Canada, as lender (the “Lender”), and the other Credit Parties (as defined therein) party thereto. All capitalized terms not otherwise defined in this amendment (this “Amendment”) shall have the meanings ascribed to them in the Loan Agreement.

The Borrower and the Lender hereby agree as follows:

1. The definition of “Business Plan” in the Loan Agreement is hereby amended by deleting the words “within thirty days following the Restatement Date” and inserting in lieu thereof “by October 1, 2009 (or such other date thereafter as the Board of Directors of Chrysler Group LLC may determine if a Business Plan has not been prepared and approved by October 1, 2009)”. [NTD: This language tracks the amendment made to the UST post-closing letter]

2. Except as expressly amended herein, the Loan Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. Without limiting the foregoing, except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, consent to, or modification of, any term or condition of the Loan Agreement by the Lender and shall not be deemed to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement.

3. Time is of the essence in the performance of the parties’ respective obligations in this Amendment.

4. This Amendment is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5. This Amendment shall enure to the benefit of and be binding upon and enure to the benefit of each Loan Party, the Lender and their respective successors and any permitted assigns, transferees and endorsees of any Loan Party or the Lender. Nothing in this Amendment, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Amendment.

6. This Amendment may be executed by the parties hereto in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

7. This Amendment constitutes a Loan Document.

[INTENTIONALLY LEFT BLANK]

This Amendment is hereby acknowledged and agreed.

EXPORT DEVELOPMENT CANADA

/s/ David Stevenson
Name: David Stevenson
Title: Loan Portfolio Manager

/s/ Chris Wilson
Name: Chris Wilson
Title: Asset Manager

CHRYSLER CANADA INC.

/s/ Lorraine Shalhoub
Name: Lorraine Shalhoub
Title: VP, General Counsel / EAPP

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